As filed with the Securities and Exchange Commission on April 19, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware	77-0462930
(State of incorporation)	(I.R.S. Employer Identification No.)

830 East Arques Avenue

Sunnyvale, California 94085

(Address, including zip code, of Registrant’s principal executive offices)

2005 Equity Incentive Plan

2005 Employee Stock Purchase Plan

(Full title of the plans)

Richard K. Williams

President, Chief Executive Officer, and

Chief Technical Officer

830 East Arques Avenue

Sunnyvale, California 94085

(408) 737-4600

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Mario M. Rosati, Esq.

Mark L. Reinstra, Esq.

Wilson Sonsini Goodrich & Rosati,

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
2005 EQUITY INCENTIVE PLAN Common Stock to be issued, par value $0.001 per share	1,321,942 shares	$6.73	(1)	$8,896,670.00	(1)	$274.00
2005 EMPLOYEE STOCK PURCHASE PLAN Common Stock reserved for future issuance, par value $0.001 per share	125,000 shares	$5.72	(2)	$715,000.00	(2)	$22.00
TOTAL				$9,611,670.00		$296.00

(1)	Estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the high and low price per share of the Registrant's Common Stock as reported on the Nasdaq Global Market on April 12, 2007.
(2)	Estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, whereby the estimated proposed maximum offering price per share is $5.72 (85% of $6.73, the average of the high and low price per share of the Registrant's Common Stock as reported on the Nasdaq Global Market on April 12, 2007). Pursuant to the 2005 Employee Stock Purchase Plan, the purchase price of a share of common stock shall mean an amount equal to 85% of the lower of the fair market value of a share of common stock at the beginning of an offering period or after a purchase period ends.

ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED

REGISTRATION STATEMENT ON FORM S-8

STATEMENT UNDER GENERAL INSTRUCTION E – REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement registers additional shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2005 Equity Incentive Plan and 2005 Employee Stock Purchase Plan. Accordingly, the contents of the previous Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (“SEC”) on August 8, 2005 (File No. 333-127277) and on May 15, 2006 (File No. 333-134136) (the “Previous Forms S-8”), including periodic reports that the Registrant filed after the Previous Form S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. These reports the Registrant has most recently filed with the SEC are listed below:

(1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the SEC on March 8, 2007;

(2) The Registrant’s Current Reports on Form 8-K, filed with the SEC on March 14, 2007, February 13, 2007 and February 8, 2007; and

(3) The Registrant’s Amended Current Report on Form 8-K, filed with the SEC on January 10, 2007.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the Registration Statement that indicates that all of the shares of Common Stock offered have been sold or that deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to legality of securities being registered

10.3 (1)	2005 Equity Incentive Plan

10.4 (1)	2005 Employee Stock Purchase Plan

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Counsel (Included in Exhibit 5.1)

24.1	Power of Attorney (See signature page)

(1)	Incorporated by reference from the Registrant’s Registration Statement on Form S-1, as amended (No. 333-123798), originally filed with the Securities and Exchange Commission on April 4, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on April 19, 2007.

ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED

By:	/s/ Richard K. Williams
Richard K. Williams
President, Chief Executive Officer and Chief Technical Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard K. Williams and Brian R. McDonald, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard K. Williams	President, Chief Executive Officer, Chief Technical Officer and Director (Principal	April 19, 2007
Richard K. Williams	Executive Officer)

/s/ Brian R. McDonald	Chief Financial Officer, Vice President of Worldwide Finance and Secretary	April 19, 2007
Brian R. McDonald	(Principal Financial Officer)

/s/ Ashok Chandran	Corporate Controller	April 19, 2007
Ashok Chandran	(Principal Accounting Officer)

/s/ Samuel J. Anderson	Director	April 19, 2007
Samuel J. Anderson

/s/ Kenneth P. Lawler	Director	April 19, 2007
Kenneth P. Lawler

/s/ Jaff Lin	Director	April 19, 2007
Jaff Lin

/s/ Chandramohan Subramaniam	Director	April 19, 2007
Chandramohan Subramaniam

/s/ Thomas Weatherford	Director	April 19, 2007
Thomas Weatherford

ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED

INDEX TO EXHIBITS

Exhibit Number
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to legality of securities being registered

10.3 (1)	2005 Equity Incentive Plan

10.4 (1)	2005 Employee Stock Purchase Plan

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Counsel (Included in Exhibit 5.1)

24.1	Power of Attorney (See signature page)

(1)	Incorporated by reference from the Registrant’s Registration Statement on Form S-1, as amended (No. 333-123798), originally filed with the Securities and Exchange Commission on April 4, 2005.